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                                                                EXHIBIT 10.28


TO:                         Richard P. Shea

FROM:                       Taylor J. Crouch

DATE:                       December 13, 2001

SUBJECT:                    FIRST AMENDMENT TO EMPLOYMENT OFFER LETTER

         We hereby agree that your Employment Offer Letter, dated December 23, 1998 and comprised of the Offer Letter, the Terms & Conditions Agreement, and the Inventions and Non-Disclosure Agreement (collectively the "Offer Letter"), be and hereby is amended effective December 13, 2001, as provided for herein. Except as specifically modified herein, the terms of the Offer Letter, and all other agreements, exhibits and other instruments related thereto or to your employment with Variagenics, Inc. (including any of its successors or assigns, the "Company") shall remain in full force and effect. This first amendment to your Employment Agreement shall be referred to herein as the "Amendment."

         Effective December 13, 2001, your Employment Agreement is amended as follows:

1. Paragraph 2 of the Terms & Conditions section of the Offer Letter is revised by adding the following at the end thereto:

            "Notwithstanding the foregoing, if your employment with the Company is terminated by the Company at any time without "cause," you shall, upon execution of a general release of claims with respect to the Company, its officers, directors, employees and agents, receive six (6) months of salary continuation at your then current base salary, payable in accordance with the Company's customary payroll practices. `Base salary' for these purposes is base compensation paid to you without regard to payment of any bonuses or other forms of compensation."

2. The Terms & Conditions section of the Offer Letter is further revised by adding the following as a new Paragraph 10 to the end thereof:

         "10.     Vesting on a Change in Control.

         (a) Upon the effective date of a Change in Control, 50% of the then outstanding unvested options to purchase shares of common stock of the Company held by you as of such date (whether granted to you prior to or after execution of this Amendment) shall be immediately vested and shall be otherwise exercisable in accordance with the terms of the stock option agreement pursuant to which they were granted. The remaining 50% of the then outstanding unvested options shall vest monthly in six equal installments beginning with the first day of the month following the effective date of the Change in Control; provided that, all then remaining outstanding unvested options shall immediately 100% vest if you are terminated by the Company without Cause after the effective date of the Change in Control but prior to the end of the six month period following such Change in Control.


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         (b)  CHANGE IN CONTROL DEFINED. A `Change in Control' shall be deemed to have occurred if (i) there is a sale or transfer of all or substantially all of the assets of the Company in one or a series of transactions; (ii) any `person,' as such term is used in
              Section 13(d) of the Securities Exchange Act of 1934, as amended (or any successor provision) (the `Exchange Act'), together with all `affiliates' and `associates' (as such terms are defined in Rule 12b-2 under the Exchange Act or any successor provision) of such person, shall become the `beneficial owner' or `beneficial owners' (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of securities of the Company representing in the aggregate thirty percent (30%) or more of either (1) the then outstanding shares of common stock of the Company or (2) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board of Directors of the Company (hereafter referred to as an `Acquisition'); PROVIDED, that, notwithstanding the foregoing, an Acquisition shall not be deemed to have occurred for purposes of this clause (ii) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of common stock or other voting securities outstanding, increases
              (x) the proportionate number of shares of common stock beneficially owned by any person to thirty percent (30%) or more of the common stock then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to thirty percent (30%) or more of the combined voting power of all then outstanding voting securities; or (iii) there is a merger or consolidation between the Company and an entity other than a subsidiary of the Company in which the Company is not the continuing or surviving corporation and pursuant to which the holders of the Company's voting stock immediately prior to such merger or consolidation would not be the holders immediately after such merger or consolidation of at least 50% of the voting stock of the continuing or surviving corporation.

         (c) All agreements between you and the Company governing the grant to you of stock options shall be and hereby are amended to the extent necessary to effectuate the provisions of this Agreement. You acknowledge that the acceleration of Incentive Stock Options ("ISOs") granted pursuant to section 422 of the Internal Revenue Code (the "Code") may cause certain of those options to fail to satisfy section 422(d) of the Code, which may result in less favorable individual tax treatment on such option. You understand and acknowledge such result and agree to the conversion, as necessary, of ISOs to non-qualified stock options as a precondition to the acceleration of the option grant described herein. ISOs with the least difference between exercise price and fair market value on the date of the conversion shall be converted to non-qualified options first. In all other respects all such agreements between you and the Company shall remain in full force and effect, and shall be administered in accordance with their terms.

         (d) Notwithstanding anything provided herein, if you are considered to be a `disqualified individual' (as defined in Section 280G of the Code), and the acceleration of vesting of options together with any other payments which you have a right to receive from the Company (or its affiliates and subsidiaries) in the event of a Change in Control


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             (collectively the "Severance Compensation"), would constitute a
             "parachute payment" (as defined in Section 280G(b)(2) of the Code), the Severance Compensation shall be reduced. The reduction shall be in an amount so that the present value of the total amount received by you from the Company will be one dollar ($1.00) less than three (3) times the Base Amount (as defined in Section 280G of the Code) so that no portion of the amounts received by you shall be subject to the excise tax imposed by Section 4999 of the Code (excise tax).

             The determination as to whether any reduction in Severance Compensation is necessary and the amount of any such reduction shall be made by the Company's independent public accountants (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and to you within fifteen (15) business days of the date payment is made. Any such determination by the Accounting Firm shall be conclusive and binding upon you and the Company. You shall determine which part of the Severance Compensation shall be eliminated or reduced consistent with the requirements of this section and you will notify the Company promptly in writing; PROVIDED, that if you do not make such a determination within ten (10) business days of the receipt of the calculations made by the Accounting Firm, the Company shall determine which part of the Severance Compensation shall be eliminated or reduced consistent with the requirements of this section and shall notify you promptly in writing of such election.

             If through error or otherwise you should receive payments under this Agreement, together with other payments you have the right to receive from the Company, in excess of one dollar ($1.00) less than three times your Base Amount, you shall immediately repay the excess to the Company upon notification that an overpayment has been made."

         It is understood and agreed that this Amendment shall constitute a binding agreement upon execution by both parties, and represents (along with the Offer Letter) the entire agreement and understanding between us with respect to the subject matter contained herein. If the terms of this Amendment are acceptable to you, please sign where indicated below. This Amendment is executed as an instrument under seal as of the date indicated below.


                                       VARIAGENICS, INC.


                                       By: /s/ Taylor J. Crouch
                                          --------------------------------
                                          Taylor J. Crouch

Acknowledged and Agreed:


/s/ Richard P. Shea
----------------------------------
Richard P. Shea


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